EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement pertaining to the Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan of our report, dated January 26, 1999, with respect to the consolidated financial statements of Gray Communications Systems, Inc. (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                                                      /s/ Ernst & Young LLP

Atlanta, Georgia
October 25, 1999